EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the 2007 Long-Term Incentive Compensation Plan of PrivateBancorp, Inc. of our reports dated February 28, 2008, with respect to the consolidated financial statements of PrivateBancorp, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2007, and the effectiveness of internal control over financial reporting of PrivateBancorp, Inc. filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Chicago, Illinois
May 23, 2008